Exhibit 99.1

Neogen Reports First-Quarter Financial Results for Fiscal Year 2027

•
Revenue of $222.8 million, representing growth of 6.5% and Core Growth1 of 8.1%
•
Food Safety revenue growth of 7.4%, including Core Growth1 of 8.1%
•
Animal Safety revenue growth of 4.2%, including Core Growth1 of 8.0%
•
Net loss of $11.9 million with EPS of $(0.05); Adjusted Net Income1 of $17.5 million with Adjusted EPS1 of $0.08
•
Cash flow from operations of $12.9 million and free cash flow of $4.7 million
•
Adjusted EBITDA1 of $41.6 million, with Adjusted EBITDA1 margin of 18.7%
•
Company on track to manufacture saleable Petrifilm® product and begin planned multi-quarter manufacturing transition in November 2026; first single kit unit (SKU) fully validated
•
Raising fiscal year 2027 financial guidance for revenue and Adjusted EBITDA1

1 Non-GAAP financial measures; see explanations and reconciliations that follow

LANSING, October 6, 2026 – Neogen® Corporation (NASDAQ: NEOG), an innovative leader in food safety solutions, announced its financial results for the first quarter of fiscal year 2027.

“As we entered fiscal year 2027, our focus shifted from strengthening fundamentals to scaling them to drive more consistent execution, improved customer outcomes and profitable growth,” said Mike Nassif, Neogen’s President and Chief Executive Officer. “Our first-quarter results reflect encouraging progress as the changes underway across the organization continue to take hold. We are strengthening commercial discipline, harmonizing our sales operating model, rebuilding our innovation engine and improving the systems and processes that support inventory optimization and customer service. At the same time, we are making targeted investments to enhance our capabilities and are committed to pursuing further improvements with the goal of building on our momentum to drive more consistent growth and margin expansion over the long term.”

Financial Highlights

Revenue by Products and Geography

	Three months ended August 31,
	2026	2025
Food Safety
Natural Toxins & Allergens	$19.3	$20.0
Bacterial & General Sanitation	44.6	41.6
Indicator Testing & Culture Media	85.6	76.8
Biosecurity Products	4.6	5.8
Genomics Services	6.7	5.6
Other	2.4	2.3
Total Food Safety Revenue	$163.2	$152.1
Animal Safety
Life Sciences	$1.6	$1.9
Veterinary Instruments & Consumables	14.1	11.9
Animal Care & Other	7.7	7.6
Biosecurity Products	18.9	19.2
Genomics Services	17.3	16.5
Total Animal Safety Revenue	59.6	57.1
Total Revenues	$222.8	$209.2

	Three months ended August 31,
	2026	2025
Domestic	$110.1	$102.1
International	112.7	107.1
Total revenue	$222.8	$209.2

•
Revenues for the first quarter were $222.8 million, growth of 6.5% when compared to $209.2 million in the prior-year first quarter. Core revenue, which excludes the impacts of foreign currency translation, as well as divestitures completed and product lines discontinued in the last 12 months, increased by 8.1%. The core revenue increase includes a benefit of approximately 3% related to inventory adjustments at certain distributors in the prior-year quarter and the timing of certain customer orders in the first quarter of fiscal year 2027.

•
Food Safety segment revenue was $163.2 million in the first quarter, increasing 7.4% relative to the first quarter of fiscal year 2026, and included core revenue growth of 8.1%. The Company saw continued strong growth in Indicator Testing and Culture Media, including Petrifilm, and Bacterial and General Sanitation, including pathogen detection products.

•
Animal Safety segment revenue was $59.6 million in the first quarter, representing growth of 4.2% relative to the first quarter of fiscal year 2026, and included core revenue growth of 8.0%. The Company saw strong growth in Veterinary Instruments & Consumables, as well as in Biosecurity Products, primarily from insect control products.

•
Domestic revenue in the quarter was $110.1 million and international revenue was $112.7 million. Compared to the first quarter of fiscal year 2026, the Company saw growth in all regions globally, including double-digit growth in Asia Pacific.

Summary of Income Statement

	Three months ended August 31,
	2026	2025
Revenue	$222.8	$209.2
Cost of Revenues	117.3	114.2
Gross Profit	105.5	95.0
Gross Margin	47.4%	45.4%
Operating Expenses	107.3	111.1
Operating Loss	$(1.8)	$(16.1)
Operating Margin	(0.8)%	(7.7)%

Net (Loss) Income	$(11.9)	$36.3
Net (Loss) Earnings Per Share	$(0.05)	$0.17

Non-GAAP Financial Measures
EBITDA	$28.0	$88.4
EBITDA Margin	12.6%	42.3%

Adjusted Gross Profit	$110.9	$103.6
Adjusted Gross Margin	49.8%	49.5%

Adjusted Operating Income	$36.5	$29.6
Adjusted Operating Margin	16.4%	14.1%

Adjusted EBITDA	$41.6	$35.5
Adjusted EBITDA Margin	18.7%	17.0%

Adjusted Net Income	$17.5	$9.5
Adjusted Earnings Per Share	$0.08	$0.04

•
Gross margin was 47.4% in the first quarter of fiscal 2027. This compares to a gross margin of 45.4% in the first quarter in the prior year. Adjusted Gross Margin was 49.8% compared to 49.5% in the previous year. The improvement in gross margin was driven primarily by a lower level of costs related to the integration of the former 3M Food Safety business, while the improvement in Adjusted Gross Margin was driven primarily by higher revenue.
•
Net loss for the first quarter was $11.9 million, or $(0.05) per diluted share, compared to a net income of $36.3 million, or $0.17 per diluted share, in the prior-year quarter. The higher net income in the prior-year quarter was driven primarily by the non-cash gain recognized on the divestiture of the Company’s Cleaners & Disinfectants business. Adjusted Net Income for the first quarter was $17.5 million, or $0.08 per diluted share, compared to $9.5 million, or $0.04 per diluted share, in the prior-year period. The increase in Adjusted Net Income was driven by higher EBITDA, as well as lower interest and income tax expense.
•
First-quarter Adjusted EBITDA was $41.6 million, representing an Adjusted EBITDA Margin of 18.7%, compared to $35.5 million and an Adjusted EBITDA margin of 17.0% in the prior-year quarter. Adjusted EBITDA Margin benefited primarily from higher revenue driving operating leverage with operating expenses.

Business and Operational Highlights

•
The Company remains on track to manufacture saleable Petrifilm product and begin its planned multi-quarter manufacturing transition of Petrifilm to its Lansing manufacturing site beginning in November 2026. The Company successfully completed the full validation of its first SKU in August 2026, demonstrating the ability to produce product that meet the required quality and performance standards.

•
Neogen announced a strategic collaboration with and an equity investment in Hinalea Imaging Corp. to develop digital imaging solutions for food safety and quality inspection. This collaboration is intended to accelerate ongoing work with applications for hyperspectral imaging that could automate parts of food inspection and testing processes and help customers interpret results faster and more consistently. It also reflects Neogen’s commitment to further developing digital capabilities that can bring its food safety expertise into a broadened set of inspection workflows.
•
Neogen continues to work toward completing the previously announced sale of its global Genomics business to Zoetis Inc., subject to customary closing conditions and pending regulatory reviews, which are currently expected to conclude by the end of December 2026.

Financial Guidance

(in millions)	Current FY27 Financial Guidance	Previous FY27 Financial Guidance
Revenue	$885 – $890	$880 – $885
Adjusted EBITDA[1]	$181 – $183	$180 – $182

•
The Company is increasing its financial guidance for fiscal year 2027 and is now expecting total revenue in the range of $885 million to $890 million and Adjusted EBITDA in the range of $181 million to $183 million.

Adjusted EBITDA is a non-GAAP financial measure. The Company is not able to reconcile the Adjusted EBITDA outlook to the most directly comparable GAAP measure, forecasted net income, on a forward-looking basis without unreasonable efforts. This is due to the inherent difficulty in forecasting certain items that are necessary for such reconciliation, including (without limitation) non-cash stock-based compensation expense, integration-related expenses, restructuring and transformation-related costs, impairment charges, and the related tax effects of these items. These items are uncertain, depend on various factors outside of the Company’s control, and could be material to the Company’s results calculated in accordance with GAAP. Accordingly, the Company is unable to provide a probable significance of the unavailable information, but such unavailable information could have a potentially significant impact on the Company’s actual net income for fiscal year 2027.

Conference Call and Webcast

Neogen Corporation will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Neogen’s website at neogen.com/investor-relations. For those unable to access the webcast, the conference call can be accessed by dialing 1-833-461-5787 (North America) or (+1) 626-884-3620 (International) and requesting the Neogen Corporation First Quarter 2027 Earnings Call (conference ID 323 558 822). A replay of the conference call and webcast will be available on Neogen’s Investor Relations website at investors.neogen.com and through the following link: https://events.q4inc.com/attendee/323558822.

About Neogen

Neogen Corporation is committed to fueling a brighter future for global food security through the advancement of human and animal well-being. Harnessing the power of science and technology, Neogen has developed comprehensive solutions spanning the Food Safety, Livestock, and Pet Health & Wellness markets. A world leader in these fields, Neogen has a presence in over 140 countries with a dedicated network of scientists and technical experts focused on delivering optimized products and technology for its customers.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Neogen intends that such forward-looking statements be covered by the safe harbor provisions for forward-looking statements contained in the PSLRA. Forward-looking statements include, but are not limited to, all statements that are not historical facts, including, without limitation, statements containing a projection of revenues, operating expenses, income (loss), earnings (loss) per share, cash flow, planned capital expenditures, or other financial items; plans, expectations and timing relating to our manufacturing transition of Petrifilm; the conclusion of the pending regulatory reviews of the Genomics divestiture; any statement of the plans and objectives of management for future operations; any statement of future economic performance; future investments and the timing and impact thereof; the potential benefits of the collaboration with and investment in Hinalea; and any statement of the assumptions underlying or relating to any such statement. Words such as “anticipate,” “believe,” “can,” “continue,” “estimate,” “expect,” “may,” “on track,” “plan,” “potential,” “will,” or other words that convey uncertainty of future events or outcomes are used to identify these forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: the continued integration of the 3M food safety business and the realization of the expected benefits from that acquisition; the relationship with and performance of our transition manufacturing partner; competition; recruitment and retention of key employees; impact of weather on agriculture and food production; global business disruption caused by geopolitical conflicts and related sanctions, such as the Russia-Ukraine war and the conflict in the Middle East; identification and integration of acquisitions; research and development risks; intellectual property protection; increasing and developing government regulation; and company litigation. These and other important risk factors are described more fully in the Risk Factors sections and other sections of Neogen’s Annual Report on Form 10-K for the year ended May 31, 2026; Neogen’s Quarterly Reports on Form 10-Q, and Neogen’s other filings with the SEC, including any Current Reports on Form 8-K. In light of these risks and uncertainties, the events and circumstances discussed in such forward-looking statements may not occur, and Neogen’s actual results could differ materially and adversely from those anticipated or implied thereby. There can be no assurance that the forward-looking statements contained in this press release will prove to be accurate.

You are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statements speak only as of the date of this press release and are based on information available to Neogen as of the date of this press release. Except as required by applicable law, Neogen does not undertake, and expressly disclaims, any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. If Neogen does update one or more forward-looking statements, no inference should be drawn that Neogen will make additional updates with respect to those or other forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release and in any oral statements made by or on behalf of Neogen.

Neogen Corporation

Condensed Consolidated Statements of Operations (unaudited)

(in millions)

	Three months ended August 31,
	2026	2025
Revenues
Product revenues	$196.0	$184.1
Service revenues	26.8	25.1
Total Revenues	222.8	209.2
Cost of Revenues
Cost of product revenues	100.6	97.9
Cost of service revenues	16.7	16.3
Total Cost of Revenues	117.3	114.2
Gross Profit	105.5	95.0
Operating Expenses
Sales and marketing	41.5	45.1
General and administrative	59.3	60.9
Research and development	6.5	5.1
Total Operating Expenses	107.3	111.1
Operating Loss	(1.8)	(16.1)
Other (Expense) Income
Interest expense, net	(13.8)	(15.5)
(Loss) Gain on sale of business	(0.4)	76.4
Other, net	1.1	(1.0)
Total Other (Expense) Income	(13.1)	59.9
(Loss) Income Before Taxes	(14.9)	43.8
Income Tax (Benefit) Expense	(3.0)	7.5
Net (Loss) Income	$(11.9)	$36.3
Net (Loss) Income Per Share
Basic	$(0.05)	$0.17
Diluted	$(0.05)	$0.17
Weighted Average Shares Outstanding
Basic	218.1	217.2
Diluted	218.1	217.3

Neogen Corporation

Condensed Consolidated Balance Sheets (unaudited)

(in millions)

	August 31, 2026	May 31, 2026
Assets
Current Assets
Cash and cash equivalents	$172.0	$185.5
Accounts receivable, net of allowance of $3.8 and $4.0	136.2	146.8
Inventories, net of reserves of $16.6 and $17.2	146.1	144.3
Prepaid expenses and other current assets	57.8	60.0
Assets held for sale	70.4	68.0
Total Current Assets	582.5	604.6
Net Property and Equipment	329.8	329.8
Other Assets
Right of use assets	19.1	16.6
Goodwill	1,047.6	1,047.2
Amortizable intangible assets, net	1,295.8	1,318.0
Other non-current assets	28.4	29.8
Total Assets	$3,303.2	$3,346.0
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	77.6	79.1
Accrued compensation	21.9	26.8
Income tax payable	8.7	7.2
Accrued interest	3.4	11.0
Deferred revenue	3.6	3.6
Other current liabilities	27.0	23.9
Liabilities held for sale	7.3	6.6
Total Current Liabilities	149.5	158.2
Deferred Income Tax Liability	251.4	257.6
Non-current debt	774.2	793.7
Other non-current liabilities	41.7	43.6
Total Liabilities	1,216.8	1,253.1
Commitments and Contingencies
Equity
Preferred stock, $1.00 par value	—	—
Common stock, $0.16 par value	34.9	34.8
Additional paid-in capital	2,620.0	2,616.0
Accumulated other comprehensive loss	(12.3)	(13.6)
Accumulated deficit	(556.2)	(544.3)
Total Stockholders’ Equity	2,086.4	2,092.9
Total Liabilities and Stockholders’ Equity	$3,303.2	$3,346.0

Neogen Corporation

Condensed Consolidated Statements of Cash Flows (unaudited)

(in millions)

	Three months ended August 31,
	2026	2025
Cash Flows provided by Operating Activities
Net (loss) income	$(11.9)	$36.3
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	29.1	29.1
Deferred income taxes	(5.2)	(5.8)
Share-based compensation	3.1	5.0
Loss on disposal of property and equipment	0.1	0.7
Amortization of debt issuance costs	0.5	0.5
Loss on refinancing and extinguishment of debt	0.1	0.4
Right of use asset amortization	1.3	1.4
Loss (gain) on sale of business	0.4	(76.4)
Other	0.5	(0.4)
Change in operating assets and liabilities:
Accounts receivable, net	10.4	17.6
Inventories, net	(3.8)	(2.0)
Prepaid expenses and other current assets	1.7	1.2
Accounts payable and accrued liabilities	(1.2)	14.2
Interest expense accrual	(7.6)	(7.5)
Change in other non-current assets and non-current liabilities	(4.6)	(3.5)
Net Cash provided by Operating Activities	12.9	10.8
Cash Flows (used for) provided by Investing Activities
Purchases of property, equipment and intangible assets	(8.2)	(24.0)
Proceeds from sale of business, net of cash divested	—	121.7
Net Cash (used for) provided by Investing Activities	(8.2)	97.7
Cash Flows used for Financing Activities
Issuance of shares related to equity compensation and employee stock purchase plan	2.2	0.9
Tax payments related to share-based awards	(1.2)	(0.2)
Repayment of finance lease	—	(0.1)
Repayment of outstanding debt	(20.0)	(100.0)
Net Cash used for Financing Activities	(19.0)	(99.4)
Effects of Foreign Exchange Rate on Cash	0.8	0.7
Net (Decrease) Increase in Cash and Cash Equivalents	(13.5)	9.8
Cash and Cash Equivalents, Beginning of Period	185.5	129.0
Cash and Cash Equivalents, End of Period	$172.0	$138.8
Supplemental cash flow information
Cash paid for interest	$21.5	$23.3
Income taxes paid, net of refunds	$2.8	$5.0

Statement Regarding Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties in evaluating the Company’s operating performance and financial condition. These non-GAAP measures provide additional insight into the Company’s core business operations by excluding items that may not be indicative of, or are unrelated to, the Company’s ongoing operational performance, thereby enhancing comparability between periods and with peer companies. Management uses Adjusted EBITDA as a key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.

Management uses Adjusted Gross Profit as an additional measure of profitability. Adjusted Gross Profit is a non-GAAP measure that represents Gross Profit before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted Gross Margin is Adjusted Gross Profit for a particular period expressed as a percentage of revenues for that period.

Management uses Adjusted Operating Income (Loss) as an additional measure of profitability. Adjusted Operating Income (Loss) is a non-GAAP measure that represents Operating Income (Loss) before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted Operating Margin is Adjusted Operating Income for a particular period expressed as a percentage of revenues for that period.

Management uses Adjusted Net Income (Loss) as an additional measure of profitability. Adjusted Net Income (Loss) is a non-GAAP measure that represents Net Income (Loss) before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted Earnings Per Share is Adjusted Net Income for a particular period divided by diluted weighted average shares outstanding for that period.

Core revenue growth is a non-GAAP measure that represents change in net sales for the period excluding the effects of foreign currency translation rates and the impacts of acquisitions and discontinued product lines, where applicable. Core revenue growth is presented to allow for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency translation rates, or the incomparability that would be caused by the impact of an acquisition, disposal or product line discontinuation.

Free cash flow is a non-GAAP measure that represents net cash provided by operating activities less purchases of property, equipment, and other non-current intangible assets. Management believes free cash flow is useful to investors because it measures the Company’s ability to generate cash after reinvesting in the business.

These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Other companies may calculate similarly titled non-GAAP measures differently, which may limit their usefulness for comparison purposes. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

NEOGEN CORPORATION

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA (UNAUDITED)

(in millions)

	Three months ended August 31,
	2026	2025
Net (Loss) Income	$(11.9)	$36.3
Income tax (benefit) expense	(3.0)	7.5
Depreciation and amortization	29.1	29.1
Interest expense, net	13.8	15.5
EBITDA	$28.0	$88.4
Share-based compensation	3.1	5.0
FX transaction loss on loan and other revaluation (1)	0.7	—
Transaction costs (2)	1.5	2.9
Sample collection transition and ramp-up costs (3)	—	6.0
Petrifilm duplicate manufacturing costs (4)	4.7	2.3
Transformation initiatives and related costs (5)	5.1	6.6
Restructuring (6)	0.8	0.3
Contingent consideration adjustments	(2.8)	—
Loss (Gain) on sale of business	0.4	(76.4)
Other (7)	0.1	0.4
Adjusted EBITDA	$41.6	$35.5
Adjusted EBITDA margin (% of sales)	18.7%	17.0%

(1)
Net foreign currency transaction loss associated with the revaluation of foreign-currency-denominated intercompany loans.
(2)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(3)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(4)
Duplicate costs associated with the startup of Petrifilm manufacturing, including the remaining 3M transition agreements.
(5)
Includes consulting, ERP implementation expense, executive recruiting costs and other costs, including severance, associated with transformation initiatives.
(6)
Severance, non-cash impairment and other related exit costs primarily associated with a reduction in our global headcount.
(7)
Includes costs primarily associated with shareholder litigation and inventory write-offs for discontinued product lines.

NEOGEN CORPORATION

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME (UNAUDITED)

(in millions)

	Three months ended August 31,
	2026	2025
Net (Loss) Income	$(11.9)	$36.3
Amortization of acquisition-related intangibles	22.3	22.6
Share-based compensation	3.1	5.0
FX transaction loss on loan and other revaluation (1)	0.7	—
Transaction costs (2)	1.5	2.9
Sample collection transition and ramp-up costs (3)	—	6.0
Petrifilm duplicate manufacturing costs (4)	5.6	2.3
Transformation initiatives and related costs (5)	5.1	6.6
Restructuring (6)	0.8	0.3
Contingent consideration adjustments	(2.8)	—
Loss (Gain) on sale of business	0.4	(76.4)
Other (7)	0.1	0.4
Estimated tax effect of above adjustments (8)	(7.4)	3.5
Adjusted Net Income	$17.5	$9.5
Adjusted Earnings Per Share	$0.08	$0.04

(1)
Net foreign currency transaction loss associated with the revaluation of foreign-currency-denominated intercompany loans.
(2)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(3)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(4)
Duplicate costs associated with the startup of Petrifilm manufacturing, including depreciation and the remaining 3M transition agreements.
(5)
Includes consulting, ERP implementation expense, executive recruiting costs and other costs, including severance, associated with transformation initiatives.
(6)
Severance, non-cash impairment and other related exit costs primarily associated with a reduction in our global headcount.
(7)
Includes costs primarily associated with shareholder litigation and inventory write-offs for discontinued product lines.
(8)
Tax effect of adjustments is calculated using projected effective tax rates for each applicable item.

NEOGEN CORPORATION

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT (UNAUDITED)

(in millions)

	Three months ended August 31,
	2026	2025
Gross Profit	$105.5	$95.0
Sample collection transition and ramp-up costs (1)	—	6.0
Petrifilm duplicate manufacturing costs (2)	5.6	2.3
Other	(0.2)	0.3
Adjusted Gross Profit	$110.9	$103.6

(1)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(2)
Duplicate costs associated with the startup of Petrifilm manufacturing, including depreciation and the remaining 3M transition agreements.

NEOGEN CORPORATION

RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (UNAUDITED)

(in millions)

	Three months ended August 31,
	2026	2025
Total Operating Expenses	$107.3	$111.1
Amortization of acquisition-related intangibles	22.3	22.6
Share-based compensation	3.1	5.0
Transaction costs (1)	1.3	2.3
Transformation initiatives and related costs (2)	5.1	6.5
Restructuring (3)	0.8	0.3
Other	0.3	0.8
Adjusted Operating Expenses	$74.4	$73.6

(1)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(2)
Includes consulting, ERP implementation expense, executive recruiting costs and other costs, including severance, associated with transformation initiatives.
(3)
Severance, non-cash impairment and other related exit costs primarily associated with a reduction in our global headcount.

NEOGEN CORPORATION

RECONCILIATION OF OPERATING LOSS TO ADJUSTED OPERATING INCOME (UNAUDITED)

(in millions)

	Three months ended August 31,
	2026	2025
Operating Loss	$(1.8)	$(16.1)
Amortization of acquisition-related intangibles	22.3	22.6
Share-based compensation	3.1	5.0
Transaction costs (1)	1.3	2.3
Sample collection transition and ramp-up costs (2)	—	6.0
Petrifilm duplicate manufacturing costs (3)	5.6	2.3
Transformation initiatives and related costs (4)	5.1	6.5
Restructuring (5)	0.8	0.3
Other	0.1	0.7
Adjusted Operating Income	$36.5	$29.6

(1)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(2)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(3)
Duplicate costs associated with the startup of Petrifilm manufacturing, including depreciation and the remaining 3M transition agreements.
(4)
Includes consulting, ERP implementation expense, executive recruiting costs and other costs, including severance, associated with transformation initiatives.
(5)
Severance, non-cash impairment and other related exit costs primarily associated with a reduction in our global headcount.

NEOGEN CORPORATION

RECONCILIATION OF GROWTH TO CORE GROWTH & FREE CASH FLOW

(in millions)

	Q1 FY27	Q1 FY26	Growth	Foreign Currency	Acquisitions / Divestitures	Core Revenue Growth
Food Safety	$163.2	$152.1	7.4%	0.8%	(1.5%)	8.1%
Animal Safety	59.6	57.1	4.2%	0.6%	(4.4%)	8.0%
Total Neogen	$222.8	$209.2	6.5%	0.7%	(2.3%)	8.1%

Q1 FY27
Net cash provided by operating activities	$12.9
Purchases of PPE	(8.2)
Free cash flow	$4.7

Source: Neogen Corporation

Investor Contact

Bill Waelke

(517) 372-9200

ir@neogen.com

Media Contact:
Lauren White
(202) 320-8677
lwhite@neogen.com